As Filed with the Securities and Exchange Commission on August 31 , 2018.
Registration Number 333-225545

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
AMENDMENT NO. 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lux Amber, Corp.
(Exact name of registrant as specified in its charter)

Nevada	5999	98-1414834
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Shaoyaoju Beili 207 Beijing 100029 China
702 425-3256
(Address and telephone number of registrant's principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock	4,500,000	$.02	$90,000	$11.20

(1) This is an initial offering and no current trading market exists for our common stock.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

Lux Amber, Corp.
4,500,000 SHARES OF COMMON STOCK
$.02 PER SHARE
NO MINIMUM

This is the initial offering of Common stock of Lux Amber, Corp. and no public market exists for the securities being offered. Lux Amber, Corp. is offering for sale a total of 4,500,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $.02 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Lux Amber, Corp. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Lux Amber, Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering	Total
	Price	Amount of	Underwriting	Proceeds
	Per Share	Offering	Commissions	To Us

Common Stock	$.02	$90,000	$0	$90,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated August 31 , 2018

Lux Amber, Corp.
Shaoyaoju Beili 207
Beijing 100029
China

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Lux Amber" are to Lux Amber, Corp.

General Information About Our Company

Lux Amber, Corp. was incorporated in the State of Nevada and established on January 19, 2018. We have no revenue and have incurred losses since inception. The Company possess an assets in a form of an operative website. We are a development-stage company formed to commence operations concerned with the design of jewelry.  We have developed a full business plan. We maintain our statutory registered agent’s office at 3773 Howard Hughes Parkway, Suite 500s, Las Vegas, Nevada 89169-6014. Our business office is located at Shaoyaoju Beili 207, Beijing 100029, China. Our telephone number is 702 425-3256.

We plan to provide a new unique type of service, which will involve the customer at the very beginning stage of the process – that is at the design stage. We will provide a user-friendly program that makes it simple and stimulating for the customer to design the type of jewelry they desire. Once we are operational we intend to offer our services to clients in China.

We plan to work primarily with Amber, which is a versatile material that allows easy to make various designs from. Furthermore, we intend to provide several basi jewelry types, such as:

•	·Bracelets
•	·Necklaces
•	·Beads
•	·Chaplets
•	·Pendants

We offer a customized design process to our customers on our website. The website address: http://luxdesignjewelry.com. The website is currently operational The website’s features are a powerful content management system, enhanced security against hacking and viruses and additional plug-ins for enhanced functionality and improved visualization. The acquired platform’s strong visual and internal technical features have the capacity to present the Company’s products and services in its best light and generate a large volume of potential customers. In addition, with the website we got a fully operational WeChat messenger's page, for easy communication with correspondents based in China. The site will provide an extensive portfolio of different products, such as bracelets, beads, necklaces and other products, as well as direct contact with the designer. The site will provide an extensive portfolio of different products, such as bracelets, beads, rosary, necklaces and other products, as well as direct contact with our designer.

Furthermore, the purchased platform provides us with an ability to improve the website much further by having an additional hi-tech features such as a 3D design.

The clients experience is as follows: a client visits our website, gets acquainted with the portfolio of ready-made jewelry designs, he creates a sketch of its own using a program on our website and then pays for the self-designing service  in exchange for the completed sketch with a full technical plan. This will include a  referral to a reputable third party jewelry manufacturer.  The client pays for the manufacturing of the jewelry directly to the manufacturer.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,500,000 shares of common stock, par value $.00010.

Offering Price per Share:	$.02

Offering Period:
The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:	$90,000

Use of Proceeds:	We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	2,000,000

Number of Shares Outstanding After the Offering:	6,500,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

Balance Sheet

As of April 30, 2018

Total Assets	$14,892
Total Liabilities	$20,399
Stockholders’ Deficit	$(5,507)

Income Statement

As of April 30, 2018

Revenue	$-
Total Expenses	$5,707
Net Loss	$5,707

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

Risks Associated With Our Company

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS DEPENDS ON OUR ABILITY TO RAISE FUNDING. FURTHERMORE, THERE IS A RISK ASSOCIATED WITH THE BUSINESS  DEPENDENCE ON THE MARKET IN CHINA.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthemore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in China could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Lux Amber, Corp. is safe.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on January 19, 2018; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR JEWELRY DESIGNS IN CHINA. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to market designed sketches of jewelry that the public finds desirable and willing to purchase is critically important to our success. We cannot be certain that the products that we will be offering will be appealing to the Chinese public and as a result there may not be any demand for these products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we change our strategy in the future that the public's demand for these new offerings will develop and this could adversely affect our business and any possible revenues.

THE CHINESE JEWELRY INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DESIGN AND DISTRIBUTE A DESIRABLE OFFERING OF SKETCHES THAT THE CHINESE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The market competition in China can be evaluated as a high. There are several large well-established companies, which provide similar service: B&G Industrial Co.Ltd., Beijing Chang Tai Hong Trading Co, Ltd. and some companies which are selling Amber with the provision of the same services as we do.  In addition to these large competitors there are numerous smaller designers that have developed and are marketing custom products. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

THE LOSS OF THE SERVICES OF YULIIA BARANETS COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR DESIGNS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Yuliia Baranets. We expect Mrs. Baranets to conduct negotiations with the jewelry producing company, determine the product positioning at a distribution market and its price model, and conclude agreements. If she is unable to perform her duties, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace her with another individual qualified to develop and market our products. The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

WE CURRENTLY HAVE ONLY ONE SUPPLIER.

We have a verbal agreement with Beijing Akunmila (Manufacturer), under which Akunmila has agreed to make jewelry for our clients using our design. However, we have not yet identified customers for our products and we cannot guarantee that we will identify and secure any.

YULIIA BARANETS, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. SHE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE THE COMPANY’S AFFAIRS WHICH COULD FURTHER RESULT IN NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin in the fourth quarter of 2018.  Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mrs. Baranets. While her business experience includes freelance designer, sales manager in Beauty Shop brands, freelance marketing manager, which were all within different industries, she does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE JEWELRY DESIGN INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY COPYRIGHT OR TRADEMARK PROTECTION FOR OUR IDEAS, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE AND SPREAD THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our ideas for our designs are desirable; however, we currently have no copyright or trademark for our ideas in designing field. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no copyright protection unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

THE COMPANY HAS AN ASSETS IN A FORM OF A CORPORATE WEBSITE. WE ARE VERY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST QUARTER OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST QUARTER OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

We do not have any cash currently.  In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

BECAUSE THE COMPANY’S HEADQUARTER AND ASSETS ARE PRIMARILY LOCATED OUTSIDE THE UNITED STATES INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and Director is a non-U.S. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, are in China. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in China court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE EBCUMBERANCE UPON THE COMPANY WITHOUT PROVIDING EQUATABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived hightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

Risks Associated With This Offering

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $25,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that she will be able to sell any of the shares.

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the Over-the-Counter Bulletin Board ("OTC") after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his 2,000,000 shares at no monetary cost to himself. Investors in our shares will pay for the shares at a price of $0.02 per share. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.0058 per share, $0.0142 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 30,76% of our common stock.   In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher.  It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company's financial condition, results of operations or future prospects
•	the Company's business and growth strategies
•	the factors that we expect to contribute to our success and our ability to be successful in the future
•	our business model and strategy for realizing positive sales result
•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

•	expenses
•	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
•	the impact of new accounting pronouncements on our financial Statements
•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	our market risk exposure and efforts to minimize risk
•	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company's inability to raise additional funds to support operations and capital expenditures
•	the Company's inability to effectively manage its growth
•	the Company's inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company's inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in China design industry
•	the economic downturn and its effect on consumer spending
•
the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

•
the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

•	the effects of energy price increases on our cost of operations and our revenues
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

ANNUAL AUDIT AND REPORTING COSTS

When all the shares are sold the gross proceeds from this offering will be $90,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Fees	Fees	Fees

SEC reporting and compliance	$7,000	$7,000	$7,000
Establishing an office	-	$1,000	$3,000
Website improvement	$1,000	$1,500	$3,000
Marketing and advertising	$5,000	$15,000	$30,000
Design program improvement	$1,000	$3,000	$6,000
Workers’ salary	$4,500	$26,000	$34,500
Additional expenses	$3,500	$3,500	$3,500
Total	$22,000	$57,000	$87,000

None of the money allocated to salaries here is will be used as compensation for our officers and director, including deferred compensation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2018, the net tangible book value of our shares was $ (108) or approximately $(0.0001) per share, based upon 2,000,000 shares outstanding.

The table below table represents the per share dilution to the new investors. However, it does not give any effect to the results of any operations after April 30, 2018.  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Existing Stockholder if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0010
Net tangible book value per share after offering	$0.0142
Increase to present stockholder in net tangible book value per share after offering	$0.0132
Capital contributions	$2,000
Number of shares outstanding before the offering	2,000,000
Number of shares outstanding after offering	6,500,000
Percentage of ownership after offering	31%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0058
Capital contributions	$90,000
Percentage of capital contributions	100%
Number of shares after offering held by new investors	6,500,000
Percentage of ownership after offering	69%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0071
Capital contributions	$67,500
Percentage of capital contributions	75%
Number of shares after offering held by public investors	5,375,000
Percentage of ownership after offering	63%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0089
Capital contributions	$45,000
Percentage of capital contributions	50%
Number of shares after offering held by public investors	4,250,000
Percentage of ownership after offering	53%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0122
Capital contributions	$22,500
Percentage of capital contributions	25%
Number of shares after offering held by public investors	3,125,000
Percentage of ownership after offering	36%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

		Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid

Existing Stockholder	$0.0001	2,000,000	31%	$ nil in cash

Investors in this Offering	$0.02	4,500,000	69%	$90,000

PLAN OF DISTRIBUTION

Offering will be Sold by our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mrs. Baranets to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to her for any Shares she sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Yuliia Baranets, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business associates. In offering the securities on our behalf, Mrs. Baranets will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mrs. Baranets will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b.
Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and
d.	Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she
(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
(C)	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

Deposit of Offering Proceeds

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  All checks for subscriptions should be made payable to Lux Amber, Corp.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 2,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii)
do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to April 30, 2018 have been audited by Jimmy P. Lee CPA PC.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The lawyer, Kevin Murphy, Attorney at law has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General

Lux Amber, Corp. was incorporated in the State of Nevada on January 19, 2018. The Company has no revenue, it possesses minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations concerned with the design of jewelry.  We have developed our business plan and purchased a website. We maintain our statutory registered agent’s office at 3773 Howard Hughes Pkwy – Suite 500s, Las Vegas, NV 89169-6014. Our business office is located at Shaoyaoju Beili 207, Beijing 100029. Our telephone number is 702 425-3256.

Our Business

We plan to provide a new type of service, involving the customer at the very beginning stage - at the design stage. We will provide a user-friendly program that makes it simple and stimulating for the customer to design the type of jewelery they desire. Once we are up and running we intend to offer our services to clients in China.

We plan to work primarily with Amber, which is a versatile material, easy to make different designs from and we intend to provide several basic types of jewelery items:

•	Bracelets
•	Necklaces
•	Beads
•	Chaplets
•	Pendants

We offer a customized design process to our customers.

Our Process

We intend to offer our service in the following order: the client visits our website, gets acquainted with the portfolio of ready-made designs of jewelery, creates a sketch of their own using the program and then pays for the design services. An additional service will be placing the order with a jewelery manufacturer.

Potential clients

Our potential clients will include fashion designers, jewelery sellers, jewelery manufacturers and individual customers. We intend to participate in local and national jewelery design competitions in order to partake in high profile projects and spread the business in China and other countries when and if we have available funds to expand our business.

Competition and potential customers

Attracting customers will be critical to our ability to grow our business. At this stage we are a new and un-established company, we have a weak competitive position in the industry and have not yet earned any revenue. We need capital to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan. We may not have sufficient financing to sustain our current operations. Our sole officer and director, Yuliia Baranets, has agreed to loan the company funds to sustain our current operations. However, Mrs. Baranets has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Many of the companies with whom we compete have greater financial and technical resources than those available to us. It is uncertain whether services offered by us will achieve and sustain high demand and market acceptance.

On the scale of high/medium/low, the competition on the Chinese market can be evaluated as a high. There are several large well-established companies, which provide similar service, such as: B&G Industrial Co. Ltd., Beijing Chang Tai Hong Trading Co, Ltd. and some other companies that sell amber.  That is why we plan to concentrate in the customer-led designing field. Our competitors include all services in jewelery design throughout China. In order to be more successful, we will provide a new vision of modern amber jewelery designs, which are characterized by using unusual forms, colours and patterns of our stone bijoux.

We plan to cooperate with direct manufacturers of amber jewelery which seek the help of designing their products. Such as – “Amber Jewelry Co,Ltd.” and “Shenzhen Jing Qi Jewelry Ltd.”. In addition, we plan to advertise in jewelery stores and shopping malls.

Marketing

Our sole officer and director, Yuliia Baranets, will be responsible for the marketing of our services. The marketing and advertising will be targeted to small businesses, fashion designers, jewelry sellers and jewelry manufacturers and various sectors, which have need of amber design. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We will also promote our services through word of mouth. We will be targeting clients in China. We plan to use our website to advertise and sell our services. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost-effective way. Therefore, we have plans to hire a marketing company which will help us to use the following online marketing tools to direct traffic to our website and identify potential:

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the amber industry.

Organic Search: The remainder of the search results page is made up of organic or “natural” search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

Utilisation of the website: We have purchased a website. We intend to attract traffic to our website by a variety of online marketing tactics mentioned above. We will also promote our services through word of mouth and use internet promotion tools on Facebook, Instagram and Twitter and also Chinese social networks to advertise our company and create links to our website. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

Use of proceeds

When all the shares are sold the gross proceeds from this offering will be $90,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Fees	Fees	Fees

SEC reporting and compliance	$7,000	$7,000	$7,000
Establishing an office		$1,000	$3,000
Website improvement	$1,000	$1,500	$3,000
Marketing and advertising	$5,000	$15,000	$30,000
Design program improvement	$1,000	$3,000	$6,000
Workers’ salary	$4,500	$26,000	$34,500
Additional expenses	$3,500	$3,500	$3,500
Total	$22,000	$57,000	$87,000

Contracts

We have executed a Consulting Agreement with our sole officer and director Yuliia Baranets. Agreement is filed as Exhibit to this Registration Statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we are not selling any physical items, only electronical sketches, which we are planning to archive in case our clients lose their copies.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Yuliia Baranets.

Offices

Our business office is located at Shaoyaoju Beili 207, Beijing 100029, China and our phone number is 702-425-3256.

Government and industry regulation

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of products from China and to operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business. Because we plan to establish our corporate bank account in US., we will have access to the funds raised in this offering.

Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within China. We have executive offices in China, and all of our management is located within China. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within China, and our sole director with voting rights are also located within China. However, our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in the USA but not within China, so we are not consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, even if we are an enterprise established under the laws Nevada, and our management team is located within China, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavourable tax consequences to us and our non-PRC shareholders.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China.

Emerging Growth Company Status under the JOBS Act

Lux Amber, Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at Shaoyaoju Beili 207, Beijing 100029, China. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the
•	significance of the spread between the bid and ask price;
•	toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

Financial Statements

Our fiscal year end is April 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to April 30, 2018 can be found on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

–	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
–	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
–
Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

–	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
–	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have decided to select a consistent election regarding compliance with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Liquidity and Capital Resources

Our cash balance is $0 as of April 30, 2018 and working capital deficit of $25,700 . We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Yuliia Baranets, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.

We have purchased a website for $15,000. Website purchase agreement is filed as Exhibit to this Registration Statement. The website’s features are a powerful content management system, enhanced security against hacking and viruses and additional plug-ins for enhanced functionality and improved visualization. The acquired platform’s strong visual and internal technical features have the capacity to present the Company’s products and services in its best light and generate a large volume of potential customers. In addition, with the website we got a fully operational WeChat messenger's page, for easy communication with correspondents based in China. The site will provide an extensive portfolio of different products, such as bracelets, beads, necklaces and other products, as well as direct contact with the designer. The site will provide an extensive portfolio of different products, such as bracelets, beads, rosary, necklaces and other products, as well as direct contact with our designer.

Furthermore, the purchased platform provides us with an ability to improve the website much further by having an additional hi-tech features such as a 3D design

As of July 31, 2018, Yuliia Baranets advanced us $6,450 for company setup expenses and operation working capital . Mrs. Baranets, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Our office is located at Shaoyaoju Beili 207, Beijing 100029, China, and our phone number is 702 425-3256.

For the three months ended July 31, 2018, the Company has cash provided by operating activities of $14,101, cash used in investing activities of $15,000, and cash provided by financing activities of $899. Cash used in investing activities consisted of acquisition of website development, and cash provided by financing activities were advances for director of $899.

For the period from Inception on January 19, 2018 to April 30, 2018, the Company has cash used in operating activities of $5,551 and cash provided by financing activities of $5,551. Cash provided by financing activities were advances for director of $5,551.

Results of Operations

We have generated no revenue to date of this prospectus.

We have incurred expenses of $5,507 for company setup and professional fees since inception to April 30, 2018

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

For the period from Inception on January 19, 2018 to April 30, 2018

The Company has incurred expenses of $5,901 for the period from Inception on January 19, 2018 to April 30, 2018. Such expenses consisted of company setup expenses and professional fees.

Three Months Ended July 31, 2018

The Company has incurred expenses of $5,901 for the three months ended July 31, 2018. Such expenses consisted of consulting compensation for officer and director, legal and professional fees, and amortization of website.

Plan of Operation

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations in the field of jewelry designs and related areas in China. Our plan of operations following the completion is as follows:

Set up Office. Time Frame: 1st - 2nd months. Estimated Minimum Cost $500.

Upon completion of the offering we plan to set up an office in Beijing, China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other office supplies within a time frame set in the plan of operations. Our sole officer and director, Yuliia Baranets will take care of our initial administrative duties. If we raise at least $30,000 we will set up an office and obtain the necessary equipment and stationery to continue operations that will cost approximately $500. In the case we raise $60,000, set up costs will be approximately $1,000. In the event we sell all of the shares offered we would buy additional and more advanced equipment that will help us in everyday operations; therefore, the office set up costs will be approximately $3,200.

Office requirements:
Furnishings	$300
Print/Scan/Fax	$100
Phone	$50
Misc.	$50

Improve Our Website. Time Frame: 2nd - 3rd months. Estimated Minimum Cost $1,200.

During this period we plan to improve our website to add additional features such as 3D design. As of the date of this prospectus we have purchased the website. We plan to hire a web designer to help us with the 3D design and improve our website. We do not have any written agreements with any web designers at current time. The website improvement costs, including site design and implementation will be approximately $1,200. If we raise $60,000 and $90,000 we will improve more sophisticated and well-designed web site, therefore improving cost will be $1,500 and $3,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Improve Our Website Design Program. Time Frame: 2nd - 4th months. Estimated Minimum Cost $1,000.

We plan to keep upgrading our website design program and fix glitches that may appear. If we raise $30,000, we will hire IT-specialist, with the price of his work approximately $1,000. If we raise $60,000 we will add more functional to our program (possibility of counting the necessary material for the final product) that will cost us approximately $3,000. In the event we sell all of the shares offered we will add full-advanced functional (possibility of calculating the full cost of the product from our partners and the market value on average) and it will cost approximately $6,000.

Negotiate service agreements with potential customers. Time Frame: 2nd - 12th months.

Once our website is operational, office is established and equipment is obtained, we will begin to advertise and market our products. For this date we must have enough finished design portfolios to show it our customers and to make them understand what are we proposing. Initially, our sole officer and director, Yuliia, will look for potential customers. Even though the negotiation of agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We are going to cooperate with many companies. Some of them are direct manufacturers of amber jewelries. Such companies often seek the help in designing field. Some of them are – “Amber Jewelry Co, Ltd.” and “Shenzhen Jing Qi Jewelry Ltd.”. We will use also the opportunity to be advertised in large shopping malls such as “China Jewelry”, “Parkson” and “Joy City”. Even if we are able to obtain sufficient number of service agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 6th - 12th months. Estimated Minimum Cost $5,000.

Our sole officer and director, Yuliia, will promote our service. We intend to use marketing actions, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our clients will refer their colleagues to us. We also plan to attend exhibitions, which help designers come face to face and find new business opportunities and partners. We intend to spend at least $5,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Workers. Time Frame: 6th - 12th months. Estimated Cost $34,500.

If we raise $30,000 or more, we will hire only one worker for half-working day, we will pay him $375 per month for half-working day. If we raise $60,000 or $90,000, we will hire three or four workers for full-working day, with salary $715 per month, to help our sole officer and director. Their job would be in the designing of high quality sketches for our clients to help our sole officer and director, Yuliia Baranets spend more time for marketing campaign and for finding potential customers.

In summary, during 1st-6th month we should have established our office, improved our website and start selling our products. After this point we should be ready to start more significant operations. During months 6-12 we will be developing our marketing campaign and negotiate service agreements with potential customers. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Yuliia, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more customers to use our service, Mrs. Baranets has agreed to commit more time as required. Because she will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Fees	Fees	Fees

SEC reporting and compliance	$7,000	$7,000	$7,000
Establishing an office		$1,000	$3,000
Website improvement	$1,000	$1,500	$3,000
Marketing and advertising	$5,000	$15,000	$30,000
Design program improvement	$1,000	$3,000	$6,000
Workers’ salary	$4,500	$26,000	$34,500
Additional expenses	$3,500	$3,500	$3,500
Total	$22,000	$57,000	$87,000

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended April 30, 2018 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended April 30, 2018.

During the fiscal years ended April 30, 2018 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Education, extensive experience and qualifications of our director Yuliia Baranets in a position of freelance designer, sales manager, freelance marketing manager and leading number other companies, brought us to conclusion that she is qualified for the position for a director of our company.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Yuliia Baranets	31	President, Chief Financial Officer, Chief Executive Officer, Sole Director
Shaoyaoju Beili 207, 712
Beijing
China 100029

Yuliia Baranets has been holding the above stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mrs. Baranets is currently the sole officer/Director and control person of Lux Amber, Corp.

Background Information About our Officer and Director

Yuliia Baranets, Age 31

Mrs. Baranets has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on January 19, 2018. She has worked in marketing and design industry for the last seven years and during this time Mrs. Baranets has been planning formation and operation of Lux Amber, Corp. Her specific knowledge, qualifications and skills have led to our conclusion that Mrs. Baranets is a suitable person to develop our business. She has been a freelance designer for mainly Chinese clients. Her customers included various businesses, personal friends and design agencies. Her duties included the following business activities: liaising with clients to determine their requirements and budget, print and production, planning and budgeting for marketing campaigns, developing concepts, graphics and layouts arrangement for product illustrations, company logos creation and website design and development.

Section 16(a) Beneficial Ownership Reporting Compliance

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

On June 15, 2018, we have executed a consulting agreement for monthly services with our officer and director under which she is entitled to $1,500 monthly compensation. Agreement is filed as Exhibit to this Registration Statement. However, this amount is being deferred until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Yuliia Baranets,	2018	0	0	$200	0	0	0	0	$200
President, CEO, CFO

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Yuliia Baranets	0	0	0	0	0	0	0	0	0

Officer Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Yuliia Baranets	0	0	0	0	0	0	0

Option Grants. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan ("LTIP") Awards. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

We have a consulting agreement which considers 2,000,000 shares of company common stock valued at 0.0001 per share issued to Yuliia Baranets in the capacity of Director of the Company for providing services such as company incorporation, preparation of S-1, preparation of year end financials.  This agreement is effective from January 20, 2018.

Also On June 15, 2018, we have executed a consulting agreement for monthly services with our officer and director under which she is entitled to $1,500 monthly compensation. Agreement is filed as Exhibit to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee, as well as at 75%, 50% and 25% levels of sales. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Assuming 100% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Yuliia Baranets	2,000,000	2,000,000	100%	30.76%
Shaoyaoju Beili 207, 712
Beijing
China

All Officers and Directors as a Group	2,000,000	2,000,000	100%	30.76%

Assuming 75% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Yuliia Baranets	2,000,000	2,000,000	100%	37.20%
Shaoyaoju Beili 207, 712
Beijing
China

All Officers and Directors as a Group	2,000,000	2,000,000	100%	37.20%

Assuming 50% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Yuliia Baranets	2,000,000	2,000,000	100%	47.05%
Shaoyaoju Beili 207, 712
Beijing
China

All Officers and Directors as a Group	2,000,000	2,000,000	100%	47.05%

Assuming 25% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Yuliia Baranets	2,000,000	2,000,000	100%	64.00%
Shaoyaoju Beili 207, 712
Beijing
China

All Officers and Directors as a Group	2,000,000	2,000,000	100%	64.00%

Future Sales by Existing Stockholders

A total of 2,000,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company as we have a definite business plan and have undertaken substantial activity to visit potential suppliers and customers and have already entered into two material agreements with customers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a consulting agreement which considers 2,000,000 shares of company common stock valued at 0.0001 per share issued to Yuliia Baranets in the capacity of Director of the Company for providing services such as company incorporation, preparation of S-1, preparation of year end financials.

Also On June 15, 2018, we have executed a consulting agreement for monthly services with our officer and director under which she is entitled to $1,500 monthly compensation. Agreement is filed as Exhibit to this Registration Statement.

As of April 30, 2018 the Company had a loan outstanding with a related party: Mrs. Baranets, our Director, who has given us a loan in the amount of $899 The loan is non-interest bearing, due upon demand and unsecured. No principal of this loans has been repaid yet.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

LUX AMBER, CORP.
CONDENSED FINANCIAL STATEMENT
FOR THE YEAR ENDED APRIL 30, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Lux Amber, Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Lux Amber, Corp. (the Company) as of April 30, 2018, and the related statements of operations, stockholders’ equity, and cash flows for the period from January 19, 2018 (Inception) to April 30, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2018, and the results of its operations and its cash flows for each of the for the period from January 19, 2018 (Inception) to April 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Jimmy P. Lee, CPA P.C.

Jimmy P. Lee, CPA P.C.
Flushing, New York
June 7, 2018

We have served as the Company’s auditor since May 9, 2018

LUX AMBER, CORP.
BALANCE SHEET

April 30, 2018
ASSETS

Cash	$-
Total current assets	-

Developed website, net	14,892

Total Assets	$14,892

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts Payable	$15,000
Director loan	899
Accrued Expenses	4,500
Total current liabilities	20,399

Total Liabilities	20,399

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	200
Additional paid-in-capital	-
Accumulated deficit	(5,707)
Total Stockholders’ Equity (Deficit)	(5,507)

Total Liabilities and Stockholders’ Equity	$14,892

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
STATEMENT OF OPERATIONS

From January 19, 2018 to (Inception) April 30, 2018

Revenue	$-

General and administrative expenses	5,707

Net income (loss) from operations	(5,707)

Income (Loss) before taxes	(5,707)

Provision for taxes	-

Net income (loss)	$(5,707)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	2,000,000

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
STATEMENT OF CASH FLOWS

From January 19, 2018 (Inception) to April 30, 2018
Operating Activities
Net income (loss)	$(5,507)
Stock Compensation	200
Amortization	108
Accrued Expenses	4,500
Accounts Payable	15,000
Net cash provided operating activities	14,101

Investing Activities
Acquisition of website Development	(15,000)
Net cash used in investing activities	(15,000)

Financing Activities
Director loan	899
Net cash provided by financing activities	899

Net increase in cash and equivalents	-

Cash and equivalents at beginning of the period	-

Cash and equivalents at end of the period	$-

Supplemental cash flow information:

Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
STATEMENT OF STOCKHOLDER EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, January 19, 2018	-	$-	$-	$-	$-

Shares issued for compensation at $0.0001 per share	2,000,000	200	-	-	200

Net loss for the year ended April 30, 2018	-	-	-	(5,507)	(5,507)

Balance, April 30, 2018	2,000,000	$200	$-	$(5,507)	$(5,507)

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED APRIL 30, 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Lux Amber, Corp. (referred as the “Company”, “we”, “our”) was incorporated in the State of Nevada and established on January 19, 2018. We are a development-stage company formed to commence operations to provide jewelry design service.

Our office is located at Shaoyaoju Beili 207, 712 Beijing China 100029.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $5,707 at April 30, 2018, a net loss of $5,707 since inception to April 30, 2018. The Company has not generated any revenues with a cash balance of $0 at April 30, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is April 30.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities.”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

The Company does not have any cash as of April 30, 2018.

Property, Plant and Equipment

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The estimated useful lives as follows:

Capitalized software development	5 years

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income. We evaluate the recoverability of our long-lived assets whenever changes in circumstances or events may indicate that the carrying amounts may not be recoverable. An impairment loss is recognized in the event the carrying value of the assets exceeds the future undiscounted cash flows attributable to such assets.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

As of April 30, 2018, we have purchased a website where we will generate revenues by providing jewelry designing services through the website. We plan to hire web designer to help us with the design and improvement our website.

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company’s jewelry design services are considered to be one performance obligation, therefore revenue is recognized when services have been provided as each performance obligation is satisfied.

As of April 30, 2018, the Company has not generated any revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of April 30, 2018, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers, and in August 2015 issued ASU No. 2015-14, which amended the standard as to effective date. The ASU provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. During 2016, the FASB also issued ASU No. 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net); ASU No. 2016-10, Identifying Performance Obligations and Licensing; ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients, and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers which amend ASU No. 2014-09. These amendments include clarification of principal versus agent guidance in situations in which a revenue transaction involves a third party in providing goods or services to a customer. In such circumstances, an entity must determine whether the nature of its promise to the customer is to provide the underlying goods or services (i.e., the entity is the principal in the transaction) or to arrange for the third party to provide the underlying goods or services (i.e., the entity is the agent in the transaction). The amendments clarify, in terms of identifying performance obligations, how entities would determine whether promised goods or services are separately identifiable from other promises in a contract and, therefore, would be accounted for separately. The guidance allows entities to disregard goods or services that are immaterial in the context of a contract and provides an accounting policy election to account for shipping and handling activities as fulfillment costs rather than as additional promised services. With regard to licensing, the amendments clarify how an entity would evaluate the nature of its promise in granting a license of intellectual property, which determines whether the entity recognizes revenue over time or at a point in time. The amendments also address implementation issues relative to transition (adding a practical expedient for contract modifications and clarifying what constitutes a completed contract when employing full or modified retrospective transition methods), collectability, noncash consideration, and the presentation of sales and other similar-type taxes (allowing entities to exclude sales-type taxes collected from transaction price). Finally, the amendments provide additional guidance in the areas of disclosure of performance obligations, provisions for losses on certain types of contracts, scoping, and other areas. Overall, ASU No. 2014-09, as amended, provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. The Company has adopted the ASU and the Company has concluded that it will utilize the modified retrospective method of adoption. The adoption of the ASU does not have a material impact on its results of operations and financial condition.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which revises the accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new guidance requires the fair value measurement of investments in equity securities and other ownership interests in an entity, including investments in partnerships, unincorporated joint ventures and limited liability companies (collectively, equity securities) that do not result in consolidation and are not accounted for under the equity method. Entities will need to measure these investments and recognize changes in fair value in net income. Entities will no longer be able to recognize unrealized holding gains and losses on equity securities they classify under current guidance as available-for-sale in other comprehensive income (OCI). They also will no longer be able to use the cost method of accounting for equity securities that do not have readily determinable fair values. Instead, for these types of equity investments that do not otherwise qualify for the net asset value practical expedient, entities will be permitted to elect a practicability exception and measure the investment at cost less impairment plus or minus observable price changes (in orderly transactions). The ASU also establishes an incremental recognition and disclosure requirement related to the presentation of fair value changes of financial liabilities for which the fair value option (FVO) has been elected. Under this guidance, an entity would be required to separately present in OCI the portion of the total fair value change attributable to instrument-specific credit risk as opposed to reflecting the entire amount in earnings. This provision does not apply to derivative instruments required to be measured at fair value with changes in fair value recognized in current earnings. For the Company, this standard is effective beginning January 1, 2018 via a cumulative-effect adjustment to beginning retained earnings, except for guidance relative to equity securities without readily determinable fair values which is applied prospectively. Because the Company has historically held limited amounts of equity securities (less than $75 million in aggregate at December 31, 2017), and has not elected the FVO with respect to material financial liabilities, it does not expect this standard to have a material impact on its consolidated results of operations and financial condition.

In February 2016, the FASB issued ASU No. 2016-02, Leases, replacing existing lease accounting guidance. The new standard introduces a lessee model that would require entities to recognize assets and liabilities for most leases, but recognize expenses on their income statements in a manner similar to current accounting. The ASU does not make fundamental changes to existing lessor accounting. However, it modifies what qualifies as a sales-type and direct financing lease and related accounting and aligns a number of the underlying principles with those of the new revenue standard, ASU No. 2014-09, such as evaluating how collectability should be considered and determining when profit can be recognized. The guidance eliminates existing real estate-specific provisions and requires expanded qualitative and quantitative disclosures. The standard requires modified retrospective transition by which it is applied at the beginning of the earliest comparative period presented in the year of adoption. For the Company, the ASU is effective January 1, 2019. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment

April 30, 2018

Website Development	$15,000
Amortization	(108)
Total, net	$14,892

Amortization expense for the year ended April 30, 2018 was $108.

Initial phases of design and development of the website have been completed and placed in service.

Note 5 – LOAN FROM DIRECTOR

As of April 30, 2018, the Company owed $899 to the Company’s sole director, Yulia Baranets for the Company’s working capital purposes.  The amount is outstanding and payable upon request.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On January 20, 2018 the Company issued 2,000,000 shares of common stock to a director for services rendered estimated to be $200 at $0.0001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of April 30, 2018.

Note 7 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Yuliia Baranets, has agreed to provide her own premise under office needs. She will not take any fee for these premises, it is for free use.

Note 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% and 34% for the period ended as follows:

April 30, 2018

Tax benefit (expenses) at U.S. statutory rate	$(1,198)
Change in valuation allowance	1,198
Tax benefit (expenses), net	$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

April 30, 2018

Net operating loss	$1,198
Valuation allowance	(1,198)
Deferred tax assets, net	$-

 The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

April 30, 2018

Balance-Beginning	$-
Increase/(Decrease) in Valuation allowance	1,198
Balance-Ending	$1,198

The Company has accumulated approximately $5,507 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to April 30, 2018 to the date these financial statements were issued on June 07, 2018, and has determined that it does not have any material subsequent events to disclose in these financial statements.

LUX AMBER, CORP.
CONDENSED FINANCIAL STATEMENT
FOR THE THREE MONTHS ENDED JULY 31, 2018

TABLE OF CONTENTS

Balance sheets as of July 31, 2018 (unaudited) and April 30, 2018	F-14

Statements of Operations for the period from Inception on January 19, 2018 to July 31, 2018 (unaudited)	F-15

Statements of Cash Flows for the period from Inception on January 19, 2018 to July 31, 2018 (unaudited)	F-16

Notes to the Financial Statements (unaudited)	F-17

LUX AMBER, CORP.
BALANCE SHEET

	July 31, 2018	April 30, 2018
	(Unaudited)	(Audited)
ASSETS

Cash	$-	$-
Total current assets	-	-

Developed website, net	14,292	14,892

Total Assets	$14,292	$14,892

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Accounts Payable	$17,250	$15,000
Director loan	6,450	899
Accrued Expenses	2,000	4,500
Total current liabilities	25,700	20,399

Total Liabilities	25,700	20,399

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	200	200
Additional paid-in-capital	-	-
Accumulated deficit	(11,608)	(2,401)
Total Stockholders’ Equity (Deficit)	(11,408)	(2,401)

Total Liabilities and Stockholders’ Deficit	$14,292	$14,892

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
STATEMENT OF OPERATIONS
(Unaudited)

For three months ended July 31, 2018

Revenue	$-

General and administrative expenses	5,901

Net income (loss) from operations	(5,901)

Income (Loss) before taxes	(5,901)

Provision for taxes	-

Net income (loss)	$(5,901)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	2,000,000

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
STATEMENT OF CASH FLOWS
(Unaudited)

For three months ended July 31, 2018
Operating Activities
Net income (loss)	$(5,901)
Amortization	600
Accrued Expenses	(2,500)
Accounts Payable	2,250
Net cash provided by operating activities	5,551

Investing Activities
Acquisition of website Development	-
Net cash used in investing activities	-

Financing Activities
Director loan	5,551
Net cash provided by financing activities	5,551

Net increase in cash and equivalents	-

Cash and equivalents at beginning of the period	-

Cash and equivalents at end of the period	$-

Supplemental cash flow information:

Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

LUX AMBER, CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JULY 31, 2018
(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Lux Amber, Corp. (referred as the “Company”, “we”, “our”) was incorporated in the State of Nevada and established on January 19, 2018. We are a development-stage company formed to commence operations to provide jewelry design service.

Our office is located at Shaoyaoju Beili 207, 712 Beijing China 100029.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $11,608 at July 31, 2018, a net loss of $11,608 since inception to July 31, 2018. The Company has not generated any revenues with a cash balance of $0 at July 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is April 30.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities.”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

The Company does not have any cash as of July 31, 2018.

Property, Plant and Equipment

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The estimated useful lives as follows:

Capitalized software development     5 years

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income. We evaluate the recoverability of our long-lived assets whenever changes in circumstances or events may indicate that the carrying amounts may not be recoverable. An impairment loss is recognized in the event the carrying value of the assets exceeds the future undiscounted cash flows attributable to such assets.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

As of July 31, 2018, we have purchased a website where we will generate revenues by providing jewelry designing services through the website. We plan to hire web designer to help us with the design and improvement our website.

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company’s jewelry design services are considered to be one performance obligation; therefore, revenue is recognized when services have been provided as each performance obligation is satisfied.

As of July 31, 2018, the Company has not generated any revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of July 31, 2018, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which revises the accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new guidance requires the fair value measurement of investments in equity securities and other ownership interests in an entity, including investments in partnerships, unincorporated joint ventures and limited liability companies (collectively, equity securities) that do not result in consolidation and are not accounted for under the equity method. Entities will need to measure these investments and recognize changes in fair value in net income. Entities will no longer be able to recognize unrealized holding gains and losses on equity securities they classify under current guidance as available-for-sale in other comprehensive income (OCI). They also will no longer be able to use the cost method of accounting for equity securities that do not have readily determinable fair values. Instead, for these types of equity investments that do not otherwise qualify for the net asset value practical expedient, entities will be permitted to elect a practicability exception and measure the investment at cost less impairment plus or minus observable price changes (in orderly transactions). The ASU also establishes an incremental recognition and disclosure requirement related to the presentation of fair value changes of financial liabilities for which the fair value option (FVO) has been elected. Under this guidance, an entity would be required to separately present in OCI the portion of the total fair value change attributable to instrument-specific credit risk as opposed to reflecting the entire amount in earnings. This provision does not apply to derivative instruments required to be measured at fair value with changes in fair value recognized in current earnings. For the Company, this standard is effective beginning January 1, 2018 via a cumulative-effect adjustment to beginning retained earnings, except for guidance relative to equity securities without readily determinable fair values which is applied prospectively. Because the Company has historically held limited amounts of equity securities (less than $75 million in aggregate at December 31, 2017), and has not elected the FVO with respect to material financial liabilities, it does not expect this standard to have a material impact on its consolidated results of operations and financial condition.

In February 2016, the FASB issued ASU No. 2016-02, Leases, replacing existing lease accounting guidance. The new standard introduces a lessee model that would require entities to recognize assets and liabilities for most leases, but recognize expenses on their income statements in a manner similar to current accounting. The ASU does not make fundamental changes to existing lessor accounting. However, it modifies what qualifies as a sales-type and direct financing lease and related accounting and aligns a number of the underlying principles with those of the new revenue standard, ASU No. 2014-09, such as evaluating how collectability should be considered and determining when profit can be recognized. The guidance eliminates existing real estate-specific provisions and requires expanded qualitative and quantitative disclosures. The standard requires modified retrospective transition by which it is applied at the beginning of the earliest comparative period presented in the year of adoption. For the Company, the ASU is effective January 1, 2019. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment

	July 31, 2018	April 30, 2018

Website Development	$14,892	$15,000
Amortization	(600)	(108)
Total, net	$14,292	$14,892

Amortization expense for the period ended July 31, 2018 was $600.

Initial phases of design and development of the website have been completed and placed in service. The outstanding payable balance included in accounts payable were $15,000.

Note 5 – LOAN FROM DIRECTOR

As of July 31, 2018, the Company owed $6,450 to the Company’s sole director, Yulia Baranets for the Company’s working capital purposes.  The amount is outstanding and payable upon request.

Ms, Yulia Baranets provides various consulting and professional services to the Company for which she is compensated. The management fees were $2,250 for the three months ended July 31, 2018, and the outstanding payable balance included in accounts payable was $2,250 as of July 31, 2018.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On January 20, 2018 the Company issued 2,000,000 shares of common stock to a director for services rendered estimated to be $200 at $0.0001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of July 31, 2018.

Note 7 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Yuliia Baranets, has agreed to provide her own premise under office needs. She will not take any fee for these premises, it is for free use.

The Company has an outstanding payable of $15,000 due September 27, 2018 for the acquisition of a developed website.

Note 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% and 34% for the period ended as follows:

	July 31, 2018	April 30, 2018

Tax benefit (expenses) at U.S. statutory rate	$(1,239)	$(1,198)
Change in valuation allowance	1,239	1,198
Tax benefit (expenses), net	$-	$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

	July 31, 2018	April 30, 2018

Net operating loss	$1,239	$1,198
Valuation allowance	(1,239)	(1,198)
Deferred tax assets, net	$-	$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

July 31, 2018

Balance-Beginning	$1.198
Increase/(Decrease) in Valuation allowance	1,239
Balance-Ending	$2,438

The Company has accumulated approximately $11,608 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to July 31, 2018 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$13
Legal and Professional Fees	$3,500
Accounting and auditing	$5,000
Transfer Agent fees	$1,000
EDGARization	$487
TOTAL	$10,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner,  she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 20, 2018 the Company issued a total of 2,000,000 shares of common stock to YulIia Baranets for the Director’s efforts in incorporation of Lux Amber, Corp., organisational services and preparation of corporate documents such as the SEC Registration Form S-1.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	Bylaws *
10.1	Consulting Agreement dated January 20, 2018
10.2	Consulting Agreement dated June 15, 2018
10.3	Website Asset Purchase Agreement
5.1	Opinion re: Legality *
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5) *
99.1	Subscription Agreement *

* Filed Previously

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 31 , 2018.

Lux Amber, Corp., Registrant

By:	/s/ Yuliia Baranets
Yuliia Baranets, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 31 , 2018	By:	/s/ Yuliia Baranets
Yuliia Baranets, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

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